UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

________________________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

________________________

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16339

WI	39-1268055
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

217 North Fourth Avenue, P O Box 9, Sturgeon Bay, WI 54235-0009

(Address of principal executive offices, including zip code)

920-743-5551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2010, the Board of Directors of Baylake Corp. appointed Elyse Mollner Stackhouse to serve as a member of the Board until the 2010 annual shareholders meeting, at which time it is expected that she will be nominated for election to a full term on the Board.  Ms. Stackhouse was appointed to serve as a member of the Personnel and Compensation Committee.

There are no arrangements or understandings between Ms. Stackhouse and any other persons pursuant to which she was selected as a director.  Ms. Stackhouse has not engaged in any transactions with the Company since the beginning of 2009 in which the amount involved exceeds $120,000, and there is no such transaction currently proposed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYLAKE CORP

Date: March 18, 2010	By: /s/ Kevin J. LaLuzerne
Kevin J. LaLuzerne
Chief Financial Officer and Treasurer